Filed Pursuant to Rule 424(b)(3)

Registration No. 333-258109

PROSPECTUS SUPPLEMENT NO.2

(To the Prospectus dated August 9, 2021)

Up to 136,035,264 Shares of Common Stock

Up to 17,905,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 405,000 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus, dated August 9, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-258109). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2021 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 17,905,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 warrants (the “Private Warrants”) originally issued in a private placement to Apex Technology Sponsor LLC (the “Sponsor”) in connection with the initial public offering of Apex Technology Acquisition Corporation (“Apex”) and (ii) up to 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Apex.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 136,035,264 shares of Common Stock consisting of (a) up to 14,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (“Subscription Agreements”) entered into on November 23, 2020, as amended, (b) up to 8,750,000 shares of Common Stock (which includes 2,916,700 Sponsor Earn-Out Shares) issued in a private placement to the Sponsor and Cantor Fitzgerald & Co in connection with the initial public offering of Apex, (c) up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, (d) up to 405,000 shares of Common Stock issuable upon exercise of the Private Warrants and (e) up to 112,070,264 shares of Common Stock (including up to 13,329,190 shares of Common Stock issuable pursuant to outstanding options and up to 1,912,155 shares of Common Stock issuable as Earnout Shares) pursuant to that certain Amended and Restated Registration Rights Agreement, dated July 1, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 405,000 Private Warrants.

The Common Stock and Public Warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “AVPT” and “AVPTW,” respectively. On August 9, 2021, the last reported sales price of our Common Stock on Nasdaq was $10.49 per share and the last reported sales price of our Warrants was $2.61 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File No. 001-39048

AvePoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-4461709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Washington Blvd, Suite 1400 Jersey City, NJ 07310
(Address of Principal Executive Offices, including zip code)

(201) 793-1111
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AVPT	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	AVPTW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer

☒	Non-accelerated filer	☒	Smaller reporting company

		☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):    Yes  ☒    No  ☐

As of August 10, 2021, there were 180,272,638 shares of Class A common stock, $0.0001 par value per share, issued and outstanding.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

Quarterly Report on Form 10-Q

i

PART 1—FINANCIAL INFORMATION

Item 1. Interim Financial Statements.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$205,729	$197,628
Prepaid expenses and other current assets	57,833	74,642
Prepaid income taxes	292,818	477,437

Total Current Assets	556,380	749,707
Investments held in Trust Account	351,737,387	351,858,320

Total Assets	$352,293,767	$352,608,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$10,088,709	$4,408,489
Franchise tax payable	20,000	81,255
Convertible promissory note – related party	300,000	—

Total Current Liabilities	10,408,709	4,489,744
Warrant liabilities	61,192,900	77,419,100
Deferred underwriting commissions	13,150,000	13,150,000

Total Liabilities	84,751,609	95,058,844

Commitments and contingencies
Class A, $0.0001 par value, common stock subject to possible redemption, 26,254,215 and 25,254,918 shares at June 30, 2021 and December 31, 2020 (at $10.00 per share), respectively	262,542,154	252,549,180
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized 9,555,785 and 10,555,082 issued and outstanding (excluding 26,254,215 and 25,254,918 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	956	1,056
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,750,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	875	875
Additional paid-in capital	52,762,865	62,755,739
Accumulated deficit	(47,764,692)	(57,757,667)

Total Stockholders’ Equity	5,000,004	5,000,003

Total Liabilities and Stockholders’ Equity	$352,293,767	$352,608,027

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
General and administrative expenses	$4,331,469	$213,837	$6,173,548	$408,120
Franchise tax expense	50,000	50,000	100,000	100,000

Loss from operations	(4,381,469)	(263,837)	(6,273,548)	(508,120)
Other income (expense):
Change in fair value of warrant liabilities	(13,945,650)	(14,210,600)	16,226,200	(9,916,600)
Interest earned on investments held in Trust Account	8,482	131,366	40,323	1,583,780

Total other income (expense), net	(13,937,168)	(14,079,234)	16,266,523	(8,332,820)
Loss before provision for income taxes	(18,318,637)	(14,343,071)	9,992,975	(8,840,940)
Provision for income taxes	—	(22,769)	—	(415,215)
Net income (loss)	$(18,318,637)	$(14,365,840)	$9,992,975	$(9,256,155)

Weighted average shares outstanding of Class A redeemable common stock	35,000,000	35,000,000	35,000,000	35,000,000
Basic and diluted income per share, Class A redeemable common stock	$0.00	$0.00	$0.00	$0.03

Basic weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,560,000	9,560,000	9,560,000	9,560,000
Basic income (loss) per share, Class A and Class B	$(1.92)	$(1.51)	$1.05	$(1.08)
Diluted weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,560,000	9,560,000	10,899,634	9,560,000
Diluted loss per share, Class A and Class B	$(1.92)	$(1.51)	$(0.57)	$(1.08)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance — January 1, 2021	10,555,082	$1,056	8,750,000	$875	$62,755,739	$(57,757,667)	$5,000,003
Change in value of Class A common stock subject to possible redemption	(2,831,161)	(284)	—	—	(28,311,326)	—	(28,311,610)
Net income	—	—	—	—	—	28,311,612	28,311612

Balance — March 31, 2021 (unaudited)	7,723,921	$772	8,750,000	$875	$34,444,413	$(29,446,055)	$5,000,005
Change in value of Class A common stock subject to possible redemption	1,831,864	184	—	—	18,318,452	—	18,318,636
Net loss	—	—	—	—	—	(18,318,637)	(18,318,637)

Balance — June 30, 2021 (unaudited)	9,555,785	$956	8,750,000	$875	$52,762,865	$47,764,692	$5,000,004

THREE AND SIX MONTHS ENDED JUNE 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance — January 1, 2020	4,482,779	$448	8,750,000	$875	$2,033,317	$2,965,368	$5,000,008
Change in value of Class A common stock subject to possible redemption	(510,969)	(51)	—	—	(5,109,639)	—	(5,109,690)
Net income	—	—	—	—	—	5,109,685	5,109,685

Balance — March 31, 2020 (unaudited)	3,971,810	$397	8,750,000	$875	$(3,076,322)	$8,075,053	$5,000,003
Change in value of Class A common stock subject to possible redemption	1,436,584	144	—	—	14,365,696	—	14,365,840
Net loss	—	—	—	—	—	(14,365,840)	(14,365,840)

Balance — June 30, 2020 (unaudited)	5,408,394	$541	8,750,000	$875	$11,289,374	$(6,290,787)	$5,000,003

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$9,992,975	$(9,256,155)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liabilities	(16,226,200)	9,916,600
Interest earned on investments held in Trust Account	(40,324)	(1,583,780)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	16,809	15,803
Prepaid income tax	184,619	—
Accounts payable and accrued expenses	5,680,220	(139,785)
Franchise tax payable	(61,255)	(108,140)
Income taxes payable	—	562,014

Net cash used in operating activities	(453,156)	(593,443)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes	161,257	208,140

Net cash provided by investing activities	161,257	208,140

Cash Flows from Financing Activities
Proceeds from convertible promissory note – related party	300,000	—

Net cash provided by financing activities	300,000	—

Net Change in Cash and Cash Equivalents	8,101	(385,303)
Cash and Cash Equivalents – Beginning of period	197,628	994,810

Cash and Cash Equivalents – End of period	$205,729	$609,507

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$9,992,974	$(9,256,150)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Apex Technology Acquisition Corporation (the “Company”), predecessor to AvePoint, Inc., was a blank check company incorporated in Delaware on April 5, 2019. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company had two subsidiaries, Athena Technology Merger Sub, Inc., a wholly-owned subsidiary of the Company incorporated in Delaware on October 13, 2020 (“Merger Sub 1”) and Athena Technology Merger Sub 2, LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on November 2, 2020 (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”).

As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 related to the Company’s formation, its initial public offering (the “Initial Public Offering”), identifying a target company for a Business Combination and activities in connection with the proposed acquisition of AvePoint, Inc., a Delaware corporation (“Legacy AvePoint”) (see Note 6) which closed on July 1, 2021. The Company did not generate any operating revenues until after the completion of its initial Business Combination. The Company generated non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Company provided its holders of the outstanding shares of Class A common stock (the “public stockholders”) included in the public units (“Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination held on June 30, 2021. In connection with Special Meeting and the Business Combination, holders of 17,372 shares of the Company’s common stock, par value $0.0001 per share (“Apex Common Stock”), or 0.05% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.05 per share, for an aggregate redemption amount of $174,582.

On July 1, 2021 (the “Closing Date”), Legacy AvePoint, the Company, Merger Sub 1 and Merger Sub 2, consummated the closing of the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, dated November 23, 2020, by and among the Company, Legacy AvePoint and Merger Subs, as amended by Amendment No. 1, dated December 30, 2020, Amendment No. 2, dated March 8, 2021 and Amendment No. 3, dated May 18, 2021 (the “Business Combination Agreement”), following the approval at a special meeting of the stockholders of the Company held on June 30, 2021 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and the Company was effected by the merger of Merger Sub 1 with and into Legacy AvePoint (the “First Merger”), with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger (the “Surviving Entity”) as a wholly-owned subsidiary of the Company (the Second Merger together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Mergers on the Closing Date, the Surviving Entity changed its name to AvePoint US, LLC and the Company changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 13, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Amended and Restated Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value. Cash equivalents consist of money market accounts.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the unaudited condensed consolidated statements of operations. Offering costs associated with the Class A common stock issued were charged to stockholders’ equity upon the completion of the Initial Public Offering. Aggregate offering costs amounted to $19,806,442, of which $18,818,200 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $988,242 were charged as an expense to the unaudited condensed consolidated statement of operations.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statements of operations.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. The Company did not record an income tax provision during the three and six months ended June 30, 2021. During the three and six months ended June 30, 2020, the Company recorded income tax expense of approximately $23,000 and $415,000, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to start-up costs not being currently deductible, the recording of full valuation allowances on deferred tax assets and permanent differences.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period.

The Company’s unaudited condensed consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income (loss) per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock for the periods of 35,000,000 shares. Net income (loss) per common share, basic and diluted, for Class A and Class B non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the periods. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Units as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per share for common shares (in dollars, except share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$8,482	$131,366	$40,323	$1,583,780
Income Tax and Franchise Tax	(8,482)	(72,769)	(40,323)	(515,215)

Net Earnings	$—	$58,597	$—	$1,068,565

Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	35,000,000	35,000,000	35,000,000	35,000,000

Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00	$0.00	$0.00	$0.03

Non-Redeemable Class A and B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net income (loss)	$(18,318,637)	$(14,365,840)	$9,992,975	$(9,256,155)
Les: Net Earnings allocable to Redeemable Class A Common Stock	—	(58,597)	—	(1,068,565)

Non-Redeemable Net Loss	$(18,318,637)	$(14,424,437)	$9,992,975	$(10,324,720)

Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Class A and B Non-Redeemable Common Stock, Basic	9,560,000	9,560,000	9,560,000	9,560,000

Income (Loss)/Basic Non-Redeemable Class A and B Common Stock	$(1.92)	$(1.51)	$1.05	$(1.08)

Class A and B Non-Redeemable Common Stock, Diluted	9,560,000	9,560,000	10,899,634	9,560,000

Loss/Diluted Non-Redeemable Class A and B Common Stock	$(1.92)	$(1.51)	$(0.57)	$(1.08)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying unaudited condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 35,000,000 Units, which includes the partial exercise by the underwriters of its option to purchase an additional 4,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 810,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $8,100,000, of which the Sponsor purchased 657,500 Placement Units and Cantor purchased 152,500 Placement Units. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one-half of one redeemable warrant (each, a “Placement Warrant”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

During the period ended December 31, 2019, the Sponsor purchased 7,187,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7. On August 13, 2019 and September 16, 2019, the Company effected a 1.1 for 1 stock dividend and a 1.109091 for 1 stock dividend, respectively, for each share of Class B common stock outstanding, resulting in an aggregate of 8,768,750 Founder Shares issued and outstanding.

The Founder Shares included an aggregate of up to 1,143,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding Placement Shares underlying the Placement Units). In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 18,750 Founder Shares were forfeited and 1,125,000 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 8,750,000 Founder Shares issued and outstanding.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On June 25, 2019, the Sponsor loaned the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. Outstanding borrowings amounting to $275,000 under the Promissory Note were repaid upon the consummation of the Initial Public Offering.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units. There are no borrowings outstanding as of June 30, 2021 and December 31, 2020.

As of February 3, 2021, the Company issued a convertible promissory note to the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $300,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Convertible Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $300,000 of the Convertible Promissory Note may be converted into units at a price of $10.00 per unit at the option of the Sponsor. The units would be identical to the Placement Units. As of June 30, 2021, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $300,000.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on September 16, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. For the three months ended June 30, 2021 and 2020, the Company incurred and paid $45,000 in fees for these services, respectively. For the six months ended June 30, 2021 and 2020, the Company incurred and paid $90,000 and $90,000 in fees for these services, respectively.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its search for a target company, and/or closing of the AvePoint Business Combination (as defined below), the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on September 16, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants) and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of units issued upon conversion of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Cantor may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,575,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On September 19, 2019, the underwriters partially exercised their over-allotment option to purchase an additional 4,500,000 Units at $10.00 per Unit and forfeited the option to exercise the remaining 75,000 Units.

The underwriters were paid a cash underwriting discount of $0.20 per Unit or $6,100,000 in the aggregate at the closing of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of $13,150,000 which was paid on July 1, 2021 at the closing of the business combination. The deferred fee was paid to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement (See Note 10)

On November 23, 2020, the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”) by and among the Company, Athena Technology Merger Sub, Inc., a Delaware corporation (“Merger Sub 1”), Athena Technology Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), and AvePoint, relating to a proposed business combination transaction between the Company and AvePoint. The Business Combination Agreement was amended on December 30, 2020, March 8, 2021 and May 18, 2021.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Pursuant to the Business Combination Agreement, Merger Sub 1 will be merged with and into AvePoint (the “First Merger”), with AvePoint surviving the First Merger as a wholly owned subsidiary of the Company, and promptly following the First Merger, AvePoint will be merged with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company.

On July 1, 2021 the merger closed. At the effective time of the First Merger (the “Effective Time”), as a result of the First Merger, each share of Legacy AvePoint preferred stock, par value $0.001 per share (“Legacy AvePoint Preferred Stock”) that was then issued and outstanding was cancelled and converted into the right to receive the following: (x) the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) equal to (1) (A) (i) the aggregate amount of shares of Common Stock distributable to the holders of the Legacy AvePoint Preferred Stock in the First Merger multiplied by the Per Share Amount (as defined below), minus (ii) $135 million, divided by (B) $10.00, divided by (2) the aggregate number of shares Legacy AvePoint common stock, par value $0.001 per share (“Legacy AvePoint Common Stock”) issuable upon the conversion of the Legacy AvePoint Preferred Stock immediately prior to the Effective Time; (y) an amount in cash equal to (i) $135 million in cash (subject to deduction for the aggregate amount of the PIPE financing fees payable by the holders of the Legacy AvePoint Preferred Stock in the First Merger), divided by the aggregate number of shares Legacy AvePoint Common Stock issuable upon the conversion of the Legacy AvePoint Preferred Stock immediately prior to the Effective Time; and (z) the number of shares of Common Stock equal to the aggregate amount of the contingent consideration, if any, that is distributed to the holders Legacy AvePoint securities, divided by the fully diluted number of Legacy AvePoint securities.

At the Effective Time, as a result of the First Merger, each share of Legacy AvePoint Common Stock issued and outstanding immediately prior to the Effective Time (excluding any dissenting shares and shares held by certain executives of Legacy AvePoint) (such shares, the “Named Executive Shares”) was cancelled and converted into the right to receive the following: (x) an amount in cash equal to (1) the gross merger consideration divided by the number of fully diluted number of Legacy AvePoint securities (the “Per Share Amount”), multiplied by (2) the applicable percentage of cash elected to be received by the applicable holder of such shares (subject to withholding such holder’s pro rata share of the PIPE financing fees payable by such holder); (y) the number of shares of Common Stock equal to (1) (A) the Per Share Amount, multiplied by (B) the difference obtained by subtracting applicable percentage of cash elected to be received by the applicable holder of such shares from one, divided by (2) $10.00; provided that if the aggregate amount of cash elected by all such holders of Legacy AvePoint Common Stock prior to any adjustment pursuant to this proviso exceeded the aggregate amount of cash available for distribution to such holders of Legacy AvePoint Common Stock, then the cash election percentage was cut back on a proportionate basis until the amount of cash available for distribution to such holders of Legacy AvePoint Common Stock pursuant to such adjusted elections equaled the maximum amount of cash available for distribution to such holders of Legacy AvePoint Common Stock.

Immediately prior to the Effective Time, certain executives of Legacy AvePoint (the “Named Executives”) contributed the Named Executive Shares to Apex in exchange for (x) with respect to certain of the Named Executive Shares, an amount in cash equal to the Per Share Amount (subject to withholding such Named Executive’s pro rata share of the PIPE financing fees payable by such holder) and (y) with respect to remaining Named Executive Shares, a number of shares of Common Stock equal to (1) the Per Share Amount, divided by (2) $10.00; provided that if the aggregate amount of cash elected by all holders of Legacy AvePoint Common Stock other than the Named Executives prior to any adjustment pursuant to this proviso exceeded the aggregate amount of cash available for distribution to such holders of Legacy AvePoint Common Stock, then the number of Named Executive Shares contributed to Apex in exchange for cash was decreased on a proportionate basis (and the number of Named Executive Shares contributed to Apex in exchange for shares of Common Stock was increased by an equivalent amount) until the amount of cash available for distribution to such holders of Legacy AvePoint Common Stock pursuant to the adjusted elections equaled the maximum amount of cash available for distribution to such holders of Legacy AvePoint Common Stock.

At the Effective Time, as a result of the First Merger, each share of common stock, par value $0.001 per share, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time was cancelled and converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of Legacy AvePoint, the surviving corporation in the First Merger.

At the Effective Time, as a result of the First Merger, each option to purchase Legacy AvePoint Common Stock that was outstanding immediately prior to the Effective Time, whether vested or unvested (other than certain options held by the Named Executives (such options, the “Named Executive Cash-Settled Options”) and options granted pursuant to a PRC stock option award to employees and other service providers in the People’s Republic of China (such options, the “PRC Options”), was cancelled and converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Legacy AvePoint Common Stock subject to such Legacy AvePoint option immediately prior to the Effective Time and (y) the Per Share Amount divided by $10.00 (the “Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Legacy AvePoint option immediately prior to the Effective Time, divided by (2) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy AvePoint option immediately prior to the Effective Time. At the Effective Time, as a result of the First Merger, each PRC Option was cancelled. Each cancelled PRC Option will be replaced and substituted with the award of a new stock option to purchase a number of shares of Common Stock pursuant to the Equity Incentive Plan equal to the product of (rounded down to the nearest whole number) of (A) the number of shares of Legacy AvePoint common Stock subject to such PRC Option immediately prior to the Effective Time and (B) the Exchange Ratio, at an exercise price (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such PRC Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio. The replacement stock options will be credited with vesting to the same extent as the PRC Options being replaced, and the new replacement awards will be subject to the same vesting schedule and exercisability provisions. In other respects, the such new stock options will be governed by the terms and conditions of the 2021 Equity Incentive Plan (the “Equity Incentive Plan”).

At the Effective Time, as a result of the First Merger, each Named-Executive Cash Settled-Option that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount of cash equal to (x) the number of shares of Legacy AvePoint Common Stock subject to such Named-Executive Cash Settled Option as of immediately prior to the Effective Time multiplied by (y) (1) the Per Share Amount, minus (2) the exercise price attributable to such Named-Executive Cash Settled Option.

Promptly following the Effective Time, upon the effective time of the Second Merger, as a result of the Second Merger, each share of common stock of Legacy AvePoint, the surviving corporation in the First Merger issued and outstanding immediately prior to the effective time of such Second Merger was cancelled and converted into one newly issued, fully paid and non-assessable common membership unit of the Surviving Entity.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the final prospectus and definitive proxy statement, dated June 2, 2021 (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 71 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Additionally, On November 23, 2020, the Company entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase an aggregate of 14,000,000 shares of Apex Common Stock (the “PIPE Shares”), at a purchase price of $10.00 per share for an aggregate purchase price of $140,000,000, in one or more private placement transactions (the “Private Placements”). The closing of the Private Placements pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions. The purpose of the Private Placements is to raise additional capital for use by the combined company following the Closing. The Subscription Agreements were each subsequently amended to extend the Outside Date (as defined therein) to July 21, 2021.

Following the Closing, in addition to the Aggregate Cash Consideration and Aggregate Stock Consideration, the holders of AvePoint Preferred Stock, AvePoint Common Stock and AvePoint Options shall be issued additional shares of Apex Common Stock,.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 14,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $140.0 million, pursuant to separate subscription agreements entered into effective as of November 23, 2020, as amended (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination (the “Closing”)

(a)

1,000,000 shares of Apex Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $12.50 over any 20 Trading Days within any 30 Trading Day period or (y) Apex consummates a Subsequent Transaction, which results in the stockholders of Apex having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $12.50 per share (the “First Milestone”) (such 1,000,000 shares of Apex Common Stock, the “First Milestone Contingent Consideration”);

(b)

1,000,000 shares of Apex Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $15.00 over any 20 Trading Days within any 30 Trading Day period or (y) Apex consummates a Subsequent Transaction, which results in the stockholders of Apex having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $15.00 per share (the “Second Milestone”) (such 1,000,000 shares of Apex Common Stock, the “Second Milestone Contingent Consideration”); and

(c)

1,000,000 shares of Apex Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $17.50 over any 20 Trading Days within any 30 Trading Day period or (y) Apex consummates a Subsequent Transaction, which results in the stockholders of Apex having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $17.50 per share (the “Third Milestone”) (such 1,000,000 shares of Apex Common Stock, the “Third Milestone Contingent Consideration” and together with the First Milestone Contingent Consideration and the Second Milestone Contingent Consideration, the “Contingent Consideration”). For the avoidance of doubt, the maximum amount of the Contingent Consideration is 3,000,000 shares of Apex Common Stock, in the aggregate.

The parties to the Business Combination Agreement have made customary representations, warranties and covenants, including, among others, with respect to the conduct of the businesses of AvePoint and Apex during the period between execution of the Business Combination Agreement and the consummation of the Business Combination.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 9,555,785 and 10,555,082 shares of Class A common stock issued or outstanding, excluding 26,254,215 and 25,254,918 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 8,750,000 shares of Class B common stock issued and outstanding.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 8. WARRANT LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable; and

•

if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At June 30, 2021, assets held in the Trust Account were comprised of $351,737,387 in money market funds, which are invested in U.S. Treasury Securities. At December 31, 2020, assets held in the Trust Account were comprised of $1,455 in cash and $175,325,383 in money market funds, which are invested in U.S. Treasury Securities and $176,531,482 in U.S. Treasury Bills.

During the six months ended June 30, 2021 and 2020, the Company withdrew $161,257 and $208,140, respectively, of interest earned on the Trust Account to pay its franchise taxes.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Investments – U.S. Treasury Securities Money Market Fund	1	$351,737,387	$175,325,383
Liabilities:
Warrant Liability – Public Warrants	1	59,500,000	74,900,000
Warrant Liability – Private Placement Warrants	3	1,692,900	2,519,100

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying unaudited condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations.

AVEPOINT, INC.

(FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the date of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was estimated through comparable guideline companies.

The key inputs into the Modified Black-Scholes Option Pricing Model for the Private Placement Warrants were as follows:

Input:	June 30, 2021	December 31, 2020
Risk-free interest rate	0.87%	0.42%
Expected term (years)	5.0	5.4
Expected volatility	34.9%	34.5%
Exercise price	$11.50	$11.50
Fair value of Units	$12.25	$15.01

The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the closing price of the Public Warrant was used as the fair value for the Warrants as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities measured at fair value for the three and six months ended June 30, 2021 and 2020:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$2,519,100	$74,900,000	$77,419,100
Change in valuation inputs or other assumptions(1)	(1,121,850)	(29,050,000)	(30,171,850)

Fair value as of March 31, 2021	1,397,250	45,850,000	47,247,250
Change in valuation inputs or other assumptions(1)	295,650	13,650,000	13,945,650

Fair value as of June 30, 2021	$1,692,900	$59,500,000	$61,192,900

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2020	$822,150	$20,125,000	$20,947,150
Change in valuation inputs or other assumptions(1)	81,000	(4,375,000)	(4,294,000)

Fair value as of March 31, 2020	903,150	15,750,000	16,653,150
Change in valuation inputs or other assumptions(1)	210,600	14,000,000	14,210,600

Fair value as of June 30, 2020	$1,113,750	$29,750,000	$30,863,750

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the consolidated statement of operations.

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, except as described below, the Company did not identify subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On July 1, 2021 (“Closing Date”), the Company and AvePoint consummated the closing of the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, following the approval at a special meeting of the stockholders of the Company held on June 30, 2021.

On the Closing Date, the PIPE investors purchased from the Company an aggregate of 14,000,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $140.0 million.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to Apex Technology Acquisition Corporation. References to our “management” or our “management team” refer to our officers and directors, references to the “Sponsor” refer to Apex Technology Sponsor LLC. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Quarterly Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Quarterly Report including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company formed under the laws of the State of Delaware on April 5, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more target businesses. We intend to effectuate our initial Business Combination using cash from the proceeds of our Initial Public Offering and the sale of the Placement Units that occurred simultaneously with the completion of our Initial Public Offering, our capital stock, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Recent Developments

On November 23, 2020, as amended on December 30, 2020, March 8, 2021 and May 18, 2021, we entered into the Business Combination Agreement with Merger Sub 1, Merger Sub 2, and AvePoint, relating to a proposed business combination transaction between us and AvePoint.

Pursuant to the Business Combination Agreement, Merger Sub 1 will be merged with and into AvePoint (the “First Merger”), with AvePoint surviving the First Merger as a wholly owned subsidiary of the Company, and promptly following the First Merger, AvePoint will be merged with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company.

Additionally, On November 23, 2020, we entered the Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed to purchase an aggregate of 14,000,000 shares of Apex Common Stock (the “PIPE Shares”), at a purchase price of $10.00 per share for an aggregate purchase price of $140,000,000, in one or more private placement transactions (the “Private Placements”). The closing of the Private Placements pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions. The purpose of the Private Placements is to raise additional capital for use by the combined company following the Closing. The Subscription Agreements were each subsequently amended to extend the Outside Date (as defined therein) to July 21, 2021.

In May 2021, we entered into Amendment No. 1 to Warrant Agreement with Continental Stock Transfer & Trust Company to correct a defective provision.

On July 1, 2021 (“Closing Date”), the Company and AvePoint consummated the closing of the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, following the approval at a special meeting of the stockholders of the Company held on June 30, 2021.

On the Closing Date, the PIPE investors purchased from the Company an aggregate of 14,000,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $140.0 million.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to June 30, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, following the Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the three months ended June 30, 2021, we had net loss of $18,318,637, which consisted of interest earned on marketable securities held in the Trust Account of $8,482, offset by a change in the fair value of the warrant liability of $13,945,650, operating costs of $4,331,469, and franchise taxes of $50,000.

For the six months ended June 30, 2021, we had net income of $9,992,975, which consisted of a change in the fair value of the warrant liability of $16,226,200 and interest earned on marketable securities held in the Trust Account of $40,323, offset by operating costs of $6,173,548 and franchise taxes of $100,000.

For the three months ended June 30, 2020, we had net loss of $14,365,840, which consisted of interest earned on marketable securities held in the Trust Account of $131,366, offset by a change in the fair value of the warrant liability of $14,210,600, operating costs of $213,837, franchise taxes of $50,000, and provision for income taxes $22,769.

For the six months ended June 30, 2020, we had net loss of $9,256,155, which consisted of interest earned on marketable securities held in the Trust Account of $1,583,780, offset by a change in the fair value of the warrant liability of $9,916,600, operating costs of $408,120, and franchise taxes of $100,000, and provision for income taxes of $415,215.

Liquidity and Capital Resources

On September 19, 2019, we consummated the Initial Public Offering of 35,000,000 Units, which included the partial exercise by the underwriters of the over-allotment option to purchase an additional 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $350,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 810,000 Placement Units to our Sponsor and Cantor at a price of $10.00 per Unit, generating gross proceeds of $8,100,000.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Placement Units, a total of $350,000,000 was placed in the trust account. We incurred $19,806,442 in transaction costs, including $6,100,000 of underwriting fees, $13,150,000 of deferred underwriting fees and $556,442 of other offering costs.

For the six months ended June 30, 2021, cash used in operating activities was $453,156. Net income of $9,992,975 was impacted by interest earned on marketable securities held in the Trust Account of $40,323, change (non-cash gain) in the fair value of the warrant liability of $16,226,200 and changes in operating assets and liabilities, which provided $5,820,393 of cash from operating activities.

For the six months ended June 30, 2020, cash used in operating activities was $593,443. Net loss of $9,256,155 was impacted by a change in the fair value of the warrant liability of $9,916,600, interest earned on marketable securities held in the Trust Account of $1,583,780 and changes in operating assets and liabilities, which provided $329,892 of cash from operating activities.

As of June 30, 2021, we had investments of $351,737,387 held in the Trust Account. Interest income on the balance in the Trust Account may be used by us to pay taxes. During the six months ended June 30, 2021, we withdrew $161,257 of interest earned on the Trust Account to pay its franchise taxes. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions) to complete our initial Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2021, we had cash of $205,729 held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Placement Units, at a price of $10.00 per unit at the option of the lender. There are no borrowings outstanding as of June 30, 2021.

As of February 3, 2021, we issued a Convertible Promissory Note to the Sponsor. The Convertible Promissory Note is non-interest bearing and payable on the earlier of the date on which we consummate a Business Combination or the date that our winding up is effective. If we do not consummate a Business Combination, we may use a portion of any funds held outside the Trust Account to repay the Convertible Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $300,000 of the Convertible Promissory Note may be converted into units at a price of $10.00 per unit at the option of the Sponsor. The units would be identical to the Placement Units. As of June 30, 2021, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $300,000.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to complete our initial Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such initial Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial Business Combination. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Sponsor a monthly fee of $15,000 for office space, utilities and secretarial and administrative support to us. We began incurring these fees on September 16, 2019 and will continue to incur these fees monthly until the earlier of the completion of the initial Business Combination and our liquidation.

The underwriters are entitled to a deferred fee of $13,150,000. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815. We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Class A Common Stock Subject to Possible Redemption

We account for our common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our balance sheets.

Net Income (Loss) per Common Share

We apply the two-class method in calculating earnings per share. Net income (loss) per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, by the weighted average number of shares of Class A redeemable common stock outstanding for the periods presented. Net income (loss) per common share, basic and diluted for Class B non-redeemable common stock is calculated by dividing net income (loss) less income attributable to Class A redeemable common stock, by the weighted average number of shares of Class A and Class B non-redeemable common stock outstanding for the periods presented.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. We adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable for smaller reporting companies.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended June 30, 2021, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial and accounting officer have concluded that, solely due to the events that led to the Company’s restatement of its financial statements to reclassify the Company’s derivative instruments as liabilities (which are described in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A filed on May 13, 2021) (the “Restatement”). In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this Quarterly Report on Form 10-Q present fairly in all material respects our financial position, results of operations and cash flows for the period presented

Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting that occurred during the fiscal quarter ended June 30, 2021 covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. In light of the material weakness identified and the resulting Restatement, we plan to enhance our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

None.

ITEM 1A. RISK FACTORS.

Factors that could cause our actual results to differ materially from those in this report include the risk factors described in our Amended and Restated Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on May 13, 2021. As of the date of this Report, there have been no material changes to the risk factors disclosed in our Annual Report filed with the SEC.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS.

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

No.	Description of Exhibit
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Principal Financial and Accounting Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2**	Certification of Principal Financial and Accounting Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS*	XBRL Instance Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Furnished.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVEPOINT, INC. (FORMERLY KNOWN AS APEX TECHNOLOGY ACQUISITION CORPORATION)

Date: August 16, 2021	/s/ Tianyi Jiang
	Name:	Tianyi Jiang
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: August 16, 2021	/s/ Sophia Wu
	Name:	Sophia Wu
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATIONS

I, Tianyi Jiang, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of AvePoint, Inc. (formerly known as Apex Technology Acquisition Corporation);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 16, 2021	By:	/s/ Tianyi Jiang
Tianyi Jiang Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Sophia Wu, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of AvePoint, Inc. (formerly known as Apex Technology Acquisition Corporation);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 16, 2021	By:	/s/ Sophia Wu
Sophia Wu
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apex Technology Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Tianyi Jiang, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 16, 2021	By:	/s/ Tianyi Jiang
Tianyi Jiang
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AvePoint, Inc. (formerly known as Apex Technology Acquisition Corporation) (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Sophia Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 16, 2021	By:	/s/ Sophia Wu
Sophia Wu
Chief Financial Officer
(Principal Financial and Accounting Officer)